================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            STANDARD PACIFIC CORP.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                            STANDARD PACIFIC CORP.
                         1565 WEST MACARTHUR BOULEVARD
                         COSTA MESA, CALIFORNIA 92626

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 13, 1997

  The 1997 Annual Meeting of Stockholders of Standard Pacific Corp. (the "Company") will be held at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California, on May 13, 1997 at 10:30 A.M., local time, for the following purposes:

  (1) To elect three directors constituting Class III of the Board of Directors to hold office for a three-year term;

  (2) To consider the approval of the Company's 1997 Stock Incentive Plan;

  (3) To consider the approval of the Company's Amended Management Incentive Bonus Plan; and

  (4) To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

  The close of business on March 25, 1997 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any and all postponements and adjournments thereof.

  In order to constitute a quorum for the conduct of business at the Annual Meeting, it is necessary that holders of a majority of all outstanding shares of Common Stock be present in person or be represented by proxy. Your attention is invited to the accompanying Proxy Statement. To assure your representation at the Annual Meeting, please date, sign and mail the enclosed Proxy for which a return envelope is provided. Stockholders who attend the Annual Meeting may vote in person even though they have previously mailed their proxy.

                                          By Order of the Board of Directors

                                          SUZANNE C. HIMES
                                          Corporate Secretary

Costa Mesa, California
March 28, 1997

                                PROXY STATEMENT

                            STANDARD PACIFIC CORP.
                         1565 WEST MACARTHUR BOULEVARD
                         COSTA MESA, CALIFORNIA 92626

                        ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 13, 1997

                              GENERAL INFORMATION

  This Proxy Statement is being mailed on or about March 28, 1997 in connection with the solicitation on behalf of the Board of Directors of Standard Pacific Corp., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 13, 1997, at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California, at 10:30 A.M., local time, and at any and all postponements and adjournments thereof.

  The entire cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing the proxy solicitation materials and all papers accompanying them. The Company may reimburse brokers or persons holding stock in their names or in the names of their nominees for their expenses in sending proxies and proxy material to beneficial owners. In addition to solicitation by mail, certain officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone, telegraph or personally. The Company has engaged ChaseMellon Shareholder Services, L.L.C. to assist in the solicitation of proxies. The fee for such services will be approximately $6,500 plus reasonable expenses.

                            RECORD DATE AND VOTING

  All voting rights are vested exclusively in the holders of the Company's common stock, par value $.01 per share (the "Common Stock"). Only stockholders of record as of the close of business on March 25, 1997 are entitled to receive notice of and to vote at the meeting.

  The persons named in the accompanying proxy card will vote shares represented by all valid proxies in accordance with the instructions contained thereon. In the absence of instructions, shares represented by properly executed proxies will be voted (i) in favor of the election of the Class III directors of the Company designated hereinafter as nominees (see "Election of Directors" at page 2 of this proxy statement), (ii) for approval of the Company's 1997 Stock Incentive Plan and (iii) for approval of the Company's Amended Management Incentive Bonus Plan. Any stockholder may revoke his or her proxy at any time prior to its use by filing with the Secretary of the Company, at 1565 West MacArthur Boulevard, Costa Mesa, California 92626, written notice of revocation or a duly executed proxy bearing a later date. Execution of the enclosed proxy will not affect your right to vote in person if you should later decide to attend the Annual Meeting.

  As of March 5, 1997, the Company had outstanding a total of 29,495,181 shares of Common Stock, each share of which is entitled to one vote, and the presence, either in person or by proxy, of persons entitled to vote a majority of the outstanding common stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

  Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Consequently, abstentions will have no effect on the election of directors, such election being by a plurality vote, and will have the effect of a vote against approval of the Company's 1997 Stock Incentive Plan and against approval of the Company's Amended Management Incentive Bonus Plan.

  The election inspectors will treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker or nominee has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Under such circumstances, the broker non-vote will have no effect on the outcome of such matter.

                             ELECTION OF DIRECTORS

  The Board of Directors is divided into three classes, each of the classes having three directors and only one class being elected each year. In 1997, three directors are to be elected for a term of three years or until the election and qualification of their respective successors.

  The Board of Directors has nominated the following persons for election as directors: Ronald R. Foell, Robert J. St.Lawrence and Donald H. Spengler. Mr. Foell retired September 30, 1996 as President of the Company, a position he has held since 1969; Mr. St.Lawrence retired in 1987 as Vice President-Finance, Treasurer and Secretary of the Company; and Mr. Spengler has been a private investor managing his own properties and investments since 1981. Messrs. Foell, St.Lawrence and Spengler were elected to their present terms of office at a prior annual meeting of the Stockholders of the Company.

  Directors will be elected by a plurality of the votes of the shares present and entitled to vote at the Annual Meeting (assuming the presence of a quorum). Unless instructed otherwise, the persons named on the accompanying form of proxy will vote all proxies received by them in favor of election of the three nominees named above. The Board of Directors of the Company does not contemplate that any of its proposed nominees listed above will become unavailable for any reason, but if such unavailability should occur before the Annual Meeting, proxies will be voted for another nominee selected by the Board of Directors.

  The information set forth below as to each nominee has been furnished by the nominee:

     NAME AND PRESENT                               PERIOD SERVED AS DIRECTOR OR EXECUTIVE
         POSITION,              CLASS OF   TERM    OFFICER OF THE COMPANY AND OTHER BUSINESS
 IF ANY, WITH THE COMPANY   AGE DIRECTOR  EXPIRES    EXPERIENCE DURING THE PAST FIVE YEARS
 ------------------------   --- --------- ------- -------------------------------------------
 Ronald R. Foell..........   68 Class III  2000   Director since 1967 and President of the
                                                   Company since 1969 until his retirement on
                                                   September 30, 1996.
 Robert J.                   70 Class III  2000   Director since 1961, Vice President-Finance
  St.Lawrence(1)(3).......                         and Treasurer of the Company from 1961
                                                   through December 31, 1987 and Secretary
                                                   from 1976 through December 31, 1987.
                                                   Mr. St.Lawrence retired on December 31,
                                                   1987 and is currently a private investor.
 Donald H. Spengler(1)....   70 Class III  2000   Director of the Company since 1962. Since
                                                   January 1981, Mr. Spengler has been a
                                                   private investor managing his own
                                                   properties and investments.

  The following table sets forth certain pertinent information with respect to the other directors of the Company. All references to the "Company" herein refer to Standard Pacific Corp. and its predecessors. The officers of the Company are elected annually and serve at the discretion of the Board of Directors.

    NAME AND PRESENT                             PERIOD SERVED AS DIRECTOR OR EXECUTIVE
       POSITION,              CLASS OF  TERM    OFFICER OF THE COMPANY AND OTHER BUSINESS
IF ANY, WITH THE COMPANY  AGE DIRECTOR EXPIRES    EXPERIENCE DURING THE PAST FIVE YEARS
------------------------  --- -------- ------- -------------------------------------------
Arthur E. Svendsen (3)..   73  Class I  1998   Director, Chairman of the Board and Chief
 Chairman of the Board                          Executive Officer of the Company since
 and Chief Executive                            1961.
 Officer
Stephen J. Scarborough..   48 Class II  1999   Director since May 1996 and President of
 President                                      the Company since October 1, 1996.
                                                Mr. Scarborough served as Executive Vice
                                                President of the Company from January 1996
                                                to September 30, 1996. Prior to this and
                                                since 1981, Mr. Scarborough was President
                                                of the Company's Orange County, California
                                                residential homebuilding division.
William H.                 68 Class II  1999   Director since 1972 and President of
 Langenberg(2)(3).......                        Standard Pacific-Northern California, a
                                                homebuilding subsidiary of the Company,
                                                from 1971 to 1985. President of Langen
                                                Corp. since 1978.
Dr. James L. Doti          50  Class I  1998   Director since May 1995. President of
 (1)(2).................                        Chapman University since 1991 and
                                                professor of economics since 1974. Dr.
                                                Doti founded the University's center for
                                                Economic Research in 1978. He is also a
                                                director of First American Financial
                                                Corporation, Fleetwood Enterprises, Inc.
                                                and Remedy Temp., Inc.
Keith D. Koeller (2)....   40  Class I  1998   Director since May 1995. Since 1986,
                                                Mr. Koeller has served as partner of the
                                                law firm of Mower, Koeller, Nebeker,
                                                Carlson & Haluck.

--------
(1) Member of the Audit Committee of the Board of Directors.

(2) Member of the Compensation Committee of the Board of Directors.

(3) Member of the Nominating Committee of the Board of Directors.

                     APPROVAL OF 1997 STOCK INCENTIVE PLAN

  As of March 5, 1997, an aggregate of 7,775 shares of Common Stock remained available under the Company's existing 1991 Employee Stock Incentive Plan for the grant of stock options or stock appreciation rights, for sale as restricted stock or for issuance pursuant to other stock-based incentives. The Board of Directors believes that such number of shares is insufficient to allow the Company to continue to make substantial use of stock-based incentives to attract, retain and motivate qualified employees and nonemployee directors. In order to increase the aggregate number of shares available for stock-based incentives, the Board adopted the 1997 Stock Incentive Plan (the "Plan") on March 6, 1997 and is submitting it to the stockholders for their approval at the Annual Meeting.

  The following is a description of the material features of the Plan. The description does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan which is attached to this Proxy Statement as Annex A and incorporated herein by reference. Stockholders are encouraged to read the text of the Plan it its entirety.

DESCRIPTION OF PLAN

  The purpose of the Plan is to enable the Company and its subsidiaries to attract, retain and motivate employees by providing for or increasing their proprietary interest in the Company and, in the case of nonemployee directors, to attract such directors and further align their interest with those of the Company's stockholders by providing for or increasing their proprietary interests in the Company. Every employee of the Company or any of its subsidiaries and every nonemployee director of the Company (each a "Participant") is eligible to be considered for the grant of awards under the Plan.

  The maximum number of shares of Company Common Stock that may be issued pursuant to awards granted under the Plan is two million (subject to adjustments to prevent dilution).

  The Plan will be administered, at the election of the Board of Directors, by either (i) the Board of Directors or (ii) a committee (the "Committee") of the Board of Directors consisting of two or more directors, each of whom: (A) is a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such Rule may be amended from time to time, and (B) is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code (the "Code"), as such Code provision is amended from time to time. The Board of Directors or, if the Board of Directors authorizes the Committee to act as the administrator of the Plan, the Committee, is sometimes referred to herein as the "Administrator." The Administrator has full and final authority to select the Participants to receive awards and to grant such awards. Subject to the provisions of the Plan, the Administrator has a wide degree of flexibility in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto. The expenses of administering the Plan will be borne by the Company.

  The Plan authorizes the Administrator to enter into any type of arrangement with an eligible Participant that, by its terms, involves or might involve the issuance of Company Common Stock or any other security or benefit with a value derived from the value of Company Common Stock. Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such security or benefit or two or more of them in tandem or in the alternative.

  An award granted under the Plan to a Participant may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transaction. Any stock option granted to an employee Participant may be a tax-benefited incentive stock option or, in the case of any Participant, a non-qualified stock option that is not tax-benefited. See "Tax Treatment of the Plan," below.

  An award to a Participant may permit the Participant to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, and/or to pay all or part of such employee's tax withholding obligation with respect to such issuance, by (i) delivering previously owned shares of capital stock of the Company or other property, (ii) reducing the amount of shares or other property otherwise issuable pursuant to the award or (iii) delivering a promissory note, the terms and conditions of which will be determined by the Administrator. If an option granted to a Participant permitted the Participant to pay for the shares issuable pursuant thereto with previously owned shares, the Participant would be able to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each such transaction to pay the purchase price of the shares acquired in the following transaction, to exercise an option for a large number of shares with no more investment than the original share or shares delivered.

  Pursuant to Section 16(b) of the Exchange Act, directors, certain officers and 10% stockholders of the Company are generally liable to the Company for disgorgement of any "short-swing" profits realized from any non-exempt purchase and sale of Company Common Stock occurring within a six-month period. Rule 16b-3 provides an exemption from Section 16(b) liability for certain transactions by an officer or director pursuant to an employee benefit plan that complies with such Rule. Specifically, the grant of an option under an employee benefit plan that complies with Rule 16b-3 will not be deemed a purchase of a security for Section 16(b) purposes. The Plan is designed to comply with Rule 16b-3.

  The Plan became effective, subject to stockholder approval, upon its adoption by the Board of Directors on March 6, 1997. The approval and adoption of the Proposal by the Stockholders at the Annual Meeting will constitute stockholder approval and adoption of the Plan. Awards may not be granted under the Plan after March 6, 2007. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Company Common Stock may be issued pursuant to any award after March 6, 2017.

  Subject to limitations imposed by law, the Board of Directors may amend or terminate the Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of an award previously granted under the Plan of any rights thereunder without his or her consent.

TAX TREATMENT OF THE PLAN

  The following is a brief description of the federal income tax treatment that will generally apply to awards made under the Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of awards will depend on the specific nature of any such award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, an award of restricted or unrestricted stock, an award which is payable in cash, or otherwise.

  Pursuant to the Plan, employee Participants may be granted options which are intended to qualify as incentive stock options ("Incentive Options") under the provisions of Section 422 of the Code. Generally, the optionee is not taxed, and the Company is not entitled to a deduction, on the grant or exercise of an Incentive Option. However, if the optionee sells the shares acquired upon the exercise of an Incentive Option at any time within (i) one year after the date of exercise of the Incentive Option or (ii) two years after the date of grant of the Incentive Option, then the optionee will recognize ordinary income in an amount equal to the excess, if any, of the lesser of the sales price or the fair market value on the date of exercise over the exercise price of the Incentive Option. The Company will generally be entitled to a deduction in an amount equal to the amount of ordianry income recognized by the optionee. The Plan provides that the maximum number of shares of Company Common Stock that may be issued pursuant to Incentive Options, in the aggregate, is two million shares.

  The grant of an option or other similar right to acquire stock that does not qualify for treatment as an Incentive Option is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of exercise) over the exercise price of such option, and the Company will be entitled to a deduction equal to such amount.

  Special rules will apply, however, if the optionee is subject to Section 16 of the Exchange Act and during any period of time (the "Section 16(b) Period") a sale of the stock acquired upon exercise of the option could subject such optionee to suit under Section 16. In such case, the optionee will not recognize ordinary income and the Company will not be entitled to a deduction until the expiration of the Section 16(b) Period. Upon such expiration, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the stock (determined as of the expiration of the Section 16(b) Period) over the option exercise price. As described below, such an optionee may elect under Code
Section 83(b) to recognize ordinary income on the date of exercise, in which case the Company would be entitled to a deduction at that time equal to the amount of the ordinary income recognized.

  Awards to Participants under the Plan may also include stock sales, stock bonuses or other grants of stock. Stock issued pursuant to these awards may be subject to certain restrictions. Pursuant to Section 83 of the Code, stock sold or granted under the Plan will give rise to taxable income at the earliest time at which such stock is not subject to a substantial risk of forfeirture or is freely transferable for purposes of Section 83. At that time, the holder will recognize ordinary income equal to the excess of the fair market value of the shares (determined as of such time) over the purchase price, and the Company will be entitled to a deduction equal to such amount. If the holder of the stock is a person subject to Section 16(b) and if the sale of the stock at a profit could subject such person to suit under Section 16(b), income will be recognized in accordance with the rules described above regarding stock issued to such persons upon the exercise of an option, unless the holder makes an election under Section 83(b) to recognize income on the date the stock is issued.

  Awards may be granted to Participants under the Plan that do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards. The Company will generally be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the Plan.

  The terms of the agreements pursuant to which specific awards are made to Participants under the Plan may provide for accelerated vesting or payment of an award in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the recipient employee, certain amounts with respect to such awards may consitute "excess parachute payments" under the golden parachute provisions of the Code. Pursuant to such provisions, an employee will be subject to a 20% excise tax on any "excess parachute payment" and the Company will be denied any deduction with respect to such "excess parachute payment."

  Section 162(m) of the Code precludes a publicly traded corporation from taking a deduction for compensation paid to certain highly paid executives for amounts in excess of $1 million. Options, stock grants and other payments are excluded from this rule if they qualify as performance-based compensation. The Company has designed the Plan and expects to administer it so as to qualify thereunder as performance-based compensation.

BOARD RECOMMENDATION

  The Board of Directors believes that it is in the best interest of the Company and its stockholders to adopt the Plan in order to attract, retain and motivate qualified employees and nonemployee directors. A majority of the votes cast at the Annual Meeting is necessary for the approval of this proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 1997 STOCK INCENTIVE PLAN.

              APPROVAL OF AMENDED MANAGEMENT INCENTIVE BONUS PLAN

  At the Annual Meeting, Stockholders will be asked to approve the Company's Amended and Restated Management Incentive Bonus Plan (the "Amended Bonus Plan") under which the Company's Chief Executive Officer and President will participate. The Amended Bonus Plan is being submitted for stockholder approval to assure the continued deductibility to the Company of certain cash compensation paid under the Plan in 1997 and in subsequent years to the participating executive officers as more fully described below. The Amended Bonus Plan has been approved by the Compensation Committee of the Board of Directors (the "Compensation Committee").

  Prior to the amendment and restatement of the bonus plan by the Compensation Committee, the Company's Chief Executive Officer, President and Vice President-Finance, each participated in the bonus plan. During 1996, the President, Mr. Ronald R. Foell, retired and was succeeded by Mr. Stephen J. Scarborough who had previously been the Executive Vice President of the Company. Also during 1996, Ms. April J. Morris resigned from her position with the Company as Vice President-Finance, Chief Financial Officer and Secretary. Ms. Morris was replaced by Mr. Andrew H. Parnes who holds the title of Vice President-Finance, Treasurer and Chief Financial Officer. As a result of these changes in the management of the Company, the Compensation Committee amended and restated the bonus plan to eliminate the participation of the Vice President-Finance and to increase the participation of the President from 2% to 2.5% of the pre-tax operating results of the homebuilding and corporate segments of the Company. The terms of the Amended Bonus Plan are set forth below.

  Under current tax legislation and Treasury regulations (the "Tax Rules"), compensation to certain executive officers named in the Summary Compensation Table in excess of $1,000,000 in any one year will not be deductible to the Company for federal income tax purposes unless such compensation is performance-based (as defined in the Tax Rules) or is otherwise exempt from such limits on deductibility. Since 1978, the first year the bonus plan was used for the Chief Executive Officer, there have been only three years in which the Company's Chief Executive Officer and President were paid compensation in excess of $1,000,000 under the terms of the bonus plan. The applicable conditions which must be satisfied in order to qualify for the performance-based compensation exemption include, among others, a requirement that the stockholders approve the bonus plan and the bonus payout formulas and other material terms of the bonus plan. The amendments effected by the Compensation Committee by the Amended Bonus Plan require such approval.

  The Company's Chief Executive Officer and President will be eligible to participate in the Amended Bonus Plan. Continued participation will be based on a person's continued service to the Company in one of these two positions. After the annual audit of the Company's financial statements has been completed as of the end of each year in which the Amended Bonus Plan is in place for one or both of these executive officers, each of these executive officers shall be entitled to receive from the Company a cash bonus in payment for services provided during the course of the immediately preceding fiscal year. No bonus payments, or any portion thereof, under the Amended Bonus Plan shall be paid to any executive officer who is not an employee of the Company as of the last day of any calendar year. Futhermore, the Amended Bonus Plan is not nor is to be construed as a guarantee of employment for any set term or period of time. The amount of the bonus will be calculated pursuant to the formulas set out below:

   Chief Executive Officer... 1.5% of consolidated pre-tax operating results of the Company as a whole for the prior fiscal
                              year, as reflected in the Company's audited
                              financial statements.
   President................. 2.5% of the pre-tax operating results of the homebuilding and corporate segments of the
                              Company for the prior fiscal year, as reflected
                              in the Company's audited financial statements.

  The percentage used in the bonus formula for the Chief Executive Officer of the Company will be the same as it has been since 1978, the first year in which the Chief Executive Officer participated in the bonus plan. The Amended Bonus Plan is not intended to increase the formula for computing compensation payable to the Chief

Executive Officer. The percentage used in the bonus formula for the President of the Company will increase from 2% to 2.5% to equalize the President's compensation with similarly situated executives at other publicly traded homebuilding companies. This will be the first increase in the bonus formula since 1970 when the bonus plan was adopted. The Amended Bonus Plan excludes the position of Vice President-Finance from the bonus plan. The Compensation Committee prefers to award a discretionary bonus to Mr. Andrew H. Parnes, Vice President-Finance, Treasurer and Chief Financial Officer due to his recent promotion to the position. The Compensation Committee retains the discretion to terminate the bonus plan for one or both of the specified executive officers or to otherwise amend the bonus plan on a prospective basis at its sole discretion. The Compensation Committee must certify in writing that the amount of the payment to an officer is the amount provided for under the applicable foregoing formulas.

  The specific future benefits to be paid to eligible participants under the Amended Bonus Plan are not determinable in advance because of their dependency on future operating results of the Company. However, the following chart sets forth the amount of cash bonuses which would have been paid to the Chief Executive Officer and to the current President of the Company for 1996 calculated on the basis of the same bonus formulas which are proposed for use under the Amended Bonus Plan.

                            STANDARD PACIFIC CORP.
                             AMENDED AND RESTATED
                        MANAGEMENT INCENTIVE BONUS PLAN
                        PLAN BENEFITS (PRO FORMA 1996)

                                                                    DOLLAR VALUE
                           NAME AND POSITION                            ($)
                           -----------------                        ------------
     Arthur E. Svendsen,
      Chief Executive Officer......................................   $209,975
     Stephen J. Scarborough,
      President....................................................    303,620
                                                                      --------
     Executive Group (2 Persons)...................................   $513,595
                                                                      ========

BOARD RECOMMENDATION

  The Board of Directors believes that the bonus plan has, over its many years, promoted, and will continue to promote, the interests of the Company and its stockholders and continue to enable the Company to attract, retain and motivate persons important to the Company's success through the achievement of improved financial performance. THE BOARD OF DIRECTORS (WITH MESSRS. SVENDSEN AND SCARBOROUGH ABSTAINING) RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO APPROVE THE AMENDED BONUS PLAN WHICH WILL PRESERVE THE TAX DEDUCTION TO THE COMPANY. Messrs. Svendsen and Scarborough are particpants in the Amended Bonus Plan, and have been and will be eligible to receive compensation thereunder. Accordingly, they have abstained from such recommendation. Proxies solicited by the Board of Directors will be voted in favor of the Amended Bonus Plan unless stockholders specify otherwise in the proxy. A majority of the votes cast at the Annual Meeting is necessary for the approval of this proposal.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information as of March 5, 1997 regarding ownership of the Company's shares of Common Stock by (i) nominees for directors, (ii) all directors and executive officers, (iii) all directors and executive officers as a group, and (iv) the beneficial owners of more than 5% of the Company's Common Stock based upon information received from such persons:

                                                       AMOUNT AND
                                                       NATURE OF     PERCENT OF
                          NAME OF                      BENEFICIAL    OUTSTANDING
                      BENEFICIAL OWNER                 OWNERSHIP       SHARES
                      ----------------                 ----------    -----------
      Arthur E. Svendsen.............................. 2,800,000(1)      9.5%
      Stephen J. Scarborough..........................   134,000(2)       *
      Ronald R. Foell.................................   447,224         1.5%
      Andrew H. Parnes................................    23,470(3)       *
      William H. Langenberg...........................    39,700          *
      Dr. James L. Doti...............................     3,000          *
      Donald H. Spengler.............................. 1,053,000         3.6%
      Robert J. St.Lawrence...........................       814          *
      Keith D. Koeller................................         0          *
      Directors and Executive Officers as a Group (9
       persons)....................................... 4,501,208        15.3%
      Wellington Management Company, LLP.............. 3,498,400(4)     11.9%
      Tweedy, Browne Company, L.P..................... 2,023,720(5)      6.9%
      Donald Smith & Co., Inc......................... 1,500,000(6)      5.1%

--------
*  Less than one percent

(1) Does not include 30,000 shares held beneficially and of record by Martha Ann Svendsen, Mr. Svendsen's wife. Also does not include 25,000 shares held in a trust of which Mr. Svendsen is the trustee for the benefit of his grandchildren. The business address of Mr. Svendsen is 1565 West MacArthur Boulevard, Costa Mesa, California 92626.

(2) Includes 70,000 shares subject to options held by Mr. Scarborough which are exercisable within 60 days.

(3)Includes 18,990 shares subject to options held by Mr. Parnes which are exercisable within 60 days.

(4) The shares are owned by various investment advisory clients of Wellington Management Company, LLP (including the Vanguard/Windsor Fund, Inc.), located at 75 State Street, Boston, Massachusetts 02109, which is deemed a beneficial owner of the shares pursuant to provisions of investment advisory agreements with such clients. This information is based on the
    Schedule 13G filed by Wellington Management Company.

(5) The shares are owned by an affiliated group consisting of Tweedy, Browne Company, L.P. ("TBC") which is the beneficial owner of 1,938,520 shares; TBK Partners, L.P. ("TBK") the beneficial owner of 63,800 shares; and Vanderbilt Partners, L.P. ("Vanderbilt") the beneficial owners of 21,400 shares. The address of each of TBC, TBK and Vanderbilt is 52 Vanderbilt Avenue, New York, New York 10017. This information is based on a Schedule 13D filed by TBC, TBK and Vanderbilt on May 14, 1996.

(6) The business address of Donald Smith & Co., Inc. is East 80 Route 4, Paramus, New Jersey 07652.

                BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

COMMITTEES OF THE BOARD OF DIRECTORS AND ATTENDANCE

  During 1996, the Board of Directors had standing Audit, Compensation and Nominating Committees.

  AUDIT COMMITTEE: The functions of the committee are to recommend to the Board of Directors the selection of the Company's independent auditors and to review and approve the scope of the audit, the results of the audit and the fees charged for audits. The committee held two meetings during 1996 and all members were present at each meeting.

  COMPENSATION COMMITTEE: The main functions of the committee are to review and recommend compensation levels of persons designated as executive officers by the Board of Directors and to review and recommend stock options and other related matters pertaining to the executive officers. Additionally, the committee administers the Company's Employee Stock Incentive Plan (the "Plan") and, subject to the provisions of the Plan, selects the employees to receive awards and determines the terms and conditions of such awards. The Compensation Committee held three meetings during 1996, which were attended by all three committee members.

  NOMINATING COMMITTEE: The main functions of the committee are to review and recommend candidates to fill vacancies on the Board of Directors, to recommend the slate of directors to be nominated by the Board for election by the stockholders at the annual meeting of stockholders and to review and make recommendations to the Board on management succession relating to the selection of the Chief Executive Officer and other executive officer positions. The Nominating Committee held one meeting which was attended by all three committee members.

DIRECTORS COMPENSATION

  During 1996, the Company's Board of Directors held five meetings in addition to the Committee meetings discussed above.

  Non-management directors of the Company receive an annual fee of $12,000 payable in quarterly installments and receive $500 for each Board meeting attended. In addition, each non-management director who is a member of a committee of the Board of Directors receives $500 for each committee meeting attended or $750 if he or she is the chairman of a committee.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company has a Compensation Committee consisting of the following members of the Board of Directors: William H. Langenberg, Chairman; Dr. James L. Doti and Keith D. Koeller. Mr. Langenberg formerly was the President of the Company's Northern California Division from 1971 to 1985. Mr. Doti, elected to the Board in 1995, is President of Chapman University and a professor of economics. Mr. Koeller, elected to the Board in 1995, is a partner of a law firm which provides services to the Company.

                            EXECUTIVE COMPENSATION

  The following table summarizes the total compensation of the Company's executive officers for 1996, as well as the total compensation paid to each such individual for the two previous years.

                          SUMMARY COMPENSATION TABLE

                                                     LONG TERM
                                  ANNUAL            COMPENSATION
                              COMPENSATION(A)          AWARDS
                           --------------------- ------------------
                                                     SECURITIES      ALL OTHER
    NAME AND PRINCIPAL          SALARY  BONUS(B) UNDERLYING OPTIONS COMPENSATION
         POSITION          YEAR   ($)     ($)           (#)             ($)
    ------------------     ---- ------- -------- ------------------ ------------
Arthur E. Svendsen........ 1996 335,321 209,975           --           5,300(C)
 Chief Executive Officer   1995 327,201       0           --           5,300(C)
                           1994 312,060 149,843           --           5,500(C)
Ronald R. Foell........... 1996 277,123 242,896           --           5,400(C)
 President (D)             1995 270,423       0           --           5,400(C)
                           1994 257,985 217,926        50,000(G)       5,600(C)
Stephen J. Scarborough.... 1996 203,600 364,344       280,000          5,600(C)
 President (E)             1995 159,600 286,000           --           5,600(C)
                           1994 151,600 355,612           --           5,600(C)
Andrew H. Parnes.......... 1996 116,200  60,000        15,000          5,200(C)
 Vice President-Finance,
  Treasurer and            1995 116,200  40,000           --           5,200(C)
 Chief Financial Officer
  (F)                      1994 109,200  60,000           --           5,200(C)
April J. Morris........... 1996 114,595       0           --         345,400(I)
 Vice President-Finance,
  Chief Financial          1995 171,892       0           --           5,600(C)
 Officer and Secretary (H) 1994 163,935  99,895           --           5,600(C)

--------
(A) The amount of perquisites and other personal benefits received by each of the executive officers for the years indicated did not exceed the lesser of $50,000 or 10 percent of the total of annual salary and bonus for the year, which represents the threshold reporting requirement.

(B) Bonuses represent amounts earned for each year but paid in the subsequent year.

(C) Includes Company contributions to the Company's 401(k) retirement plan which amounted to $5,000 per year. The balance of this amount, after deducting the Company's 401(k) contributions, represents premiums on life insurance coverage paid by the Company.

(D) Mr. Foell retired as the Company's President on September 30, 1996.

(E) Mr. Scarborough served as the Company's Executive Vice President from January 1996 through September 30, 1996, at which time he began serving as the Company's President.

(F) Mr. Parnes served as the Company's Controller from December 1989 through July 1996, at which time he began serving as the Company's Chief Financial Officer. Mr. Parnes has served as the Company's Treasurer since January 1991.

(G) These options were cancelled in their entirety upon Mr. Foell's retirement in 1996.

(H) Ms. Morris served as the Company's Vice President-Finance, Chief Financial Officer and Secretary through July 1996.

(I) Includes Company contributions to the Company's 401(k) retirement plan in the amount of $5,000 and premiums on life insurance coverage paid by the Company in the amount of $400. The balance of this amount represents amounts paid to Ms. Morris pursuant to an agreement entered into upon her departure from the Company.

  The following table summarizes option grants to the Company's executive officers for 1996 and the potential realizable value at certain assumed rates of stock price appreciation for the option term:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS
                         --------------------------------------------
                         NUMBER OF                                    POTENTIAL REALIZABLE VALUE
                         SECURITIES  % OF TOTAL                         AT ASSUMED ANNUAL RATE
                         UNDERLYING   OPTIONS    EXERCISE             OF STOCK PRICE APPRECIATION
                          OPTIONS    GRANTED TO   OR BASE                 FOR OPTION TERM(D)
                          GRANTED   EMPLOYEES IN   PRICE   EXPIRATION ---------------------------
NAME                      (#)(A,B)  FISCAL YEAR  ($/SH)(C)    DATE       5%($)         10%($)
----                     ---------- ------------ --------- ---------- ---------------------------
Arthur E. Svendsen......      --         --          --        --              --             --
Ronald R. Foell.........      --         --          --        --              --             --
Stephen J. Scarborough..  200,000       54.8%     $6.625      2006        $833,285     $2,111,709
                           80,000       21.9%     $6.000      2006        $301,869     $  764,996
Andrew H. Parnes........   15,000        4.1%     $6.000      2006        $ 56,601     $  143,437
April J. Morris.........      --         --          --        --              --             --

--------
(A) The 200,000 stock options granted to Mr. Scarborough in 1996 vest and become exercisable in increments of 20% per year beginning December 17, 1998; the 80,000 stock options granted to Mr. Scarborough in 1996 vest and become exercisable in increments of 50% per year beginning December 17, 1996. The 15,000 stock options granted to Mr. Parnes in 1996 vest and become exercisable in increments of 50% per year beginning December 17, 1997.

(B) All options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment. Under the terms of the Company's 1991 Employee Stock Incentive Plan, the compensation committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options.

(C) The options were granted at the closing market price for the Company's Common Stock as reported in the Wall Street Journal for the date of grant. The exercise price and tax withholding obligations, if any, may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(D) Gains are net of the option exercise price, but before taxes associated with exercise.

                      FISCAL YEAR-END OPTIONS OUTSTANDING

  The following table shows the number of unexercised options previously granted to the executive officers which are exercisable and unexercisable at December 31, 1996. No options were exercised by the executive officers during 1996 and at December 31, 1996 the closing price of the Company's Common Stock was less than the exercise price of options held by the executive officers.

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED
                                                                OPTIONS AT
                                                          DECEMBER 31, 1996 (#)
                                                               EXERCISABLE/
     NAME                                                     UNEXERCISABLE
     ----                                                 ----------------------
     Arthur E. Svendsen..................................           --
     Ronald R. Foell.....................................           --
     Stephen J. Scarborough..............................     70,000/240,000
     Andrew H. Parnes....................................     18,990/15,000
     April J. Morris.....................................           --

  THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                     REPORT OF THE COMPENSATION COMMITTEE

To: The Board of Directors

  As members of the Compensation Committee, we are responsible for reviewing and recommending compensation levels of persons designated as executive officers by the Board of Directors and reviewing and recommending stock option grants and other related compensation matters pertaining to the executive officers.

OVERALL EXECUTIVE COMPENSATION PHILOSOPHY

  The compensation philosophy of the Company, which is endorsed by the Compensation Committee, is that a substantial portion of the annual compensation of each executive officer should be based upon the performance of the Company and a subjective evaluation of the contribution to that performance made by each executive officer. The performance related component of an executive officer's compensation is generally contingent upon the pretax operating results of the Company or of one or more of its business units.

  The Compensation Committee further believes executive compensation should attract and retain key employees and provide incentives to assist the Company in achieving strategic and financial goals which should ultimately enhance the value of the Company's stock.

  In that regard, executive compensation consists of three components: (i) base salary, (ii) annual bonus based on the results of operations of the Company and its operating subsidiaries, and (iii) longer-term incentives through the award of stock options under the Company's stock option plan.

  In general, when compared to other publicly-held companies in the homebuilding industry, including those used in the comparison graph on page 16, the Compensation Committee believes that executives should receive a base salary which is generally competitive with those paid by publicly-held companies with consideration given to the executives' experience, duties and responsibilities of those positions. The Compensation Committee believes the contingent portion of the executives' compensation in the form of the annual bonus based generally on the Company's operations or a business units' pretax operating results for the year is an important component of compensation for the Chief Executive Officer and President.

  To the extent readily determinable, and as one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g. the difference between the option price and market price of the Company's stock on the date of exercise of non-qualified options) depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. For these and other reasons, the Compensation Committee will not necessarily, and in all circumstances, limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. For 1996, the salaries and bonuses paid to the executive officers were fully deductible by the Company. The Compensation Committee will consider various alternatives to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives. To that end, the Board of Directors has submitted to the Company's stockholders for approval the Company's Amended Bonus Plan. See "Approval of Amended Management Incentive Bonus Plan."

  The Company and the Compensation Committee currently do not endorse employment contracts and, therefore, none of the three current executive officers of the Company is a party to an employment contract.

ANNUAL SALARY AND INCENTIVE COMPENSATION PROGRAM

  In reviewing the incentive compensation levels of the Chief Executive Officer and the Company's two other executive officers, the Compensation Committee has taken note of management's ability to achieve certain strategic goals and to identify and acquire parcels of land in key markets, developing and designing homes which respond to current market conditions, augmenting and extending the maturity of the Company's bank credit facilities, and the overall management and strategic direction given to the Company's savings and loan, manufacturing and corporate operations, all of which contribute to the Company's prospects for the future.

  In consideration of the Compensation Committee's policy of providing a significant portion of executive officers' total compensation, when measured over a longer term basis spanning over a business cycle, through annual bonuses to provide them with incentives to achieve the Company's financial and operational goals and thereby increase shareholder value, the Compensation Committee recommended and the Board of Directors approved the following base salary and bonus plan for the Chief Executive Officer.

 CEO Compensation

  Base Salary

  Mr. Svendsen's base salary (excluding the car allowance) for 1997 was increased 5.1% to $350,000 based on an estimate of the increase in the cost of living and the Committee's subjective evaluation of his executive performance, duties and responsibilities.

  Bonus Plan

  Under the Company's bonus formula for Mr. Svendsen set forth in the Amended Bonus Plan, Mr. Svendsen receives a bonus equal to 1.5% of consolidated pretax operating results of the Company as a whole. Pursuant to the formula, there is no maximum bonus which may be earned by Mr. Svendsen. Under this formula, which has been in place since 1978, Mr. Svendsen was awarded a bonus of $209,975 for 1996.

 Other Executive Compensation

  In light of his 28 years of service to the Company as its President, and notwithstanding his retirement from the position prior to the end of the calendar year, the Compensation Committee awarded Mr. Foell an incentive bonus in the amount of $242,896 for 1996, the amount he would have received under the terms of the Management Incentive Bonus Plan (prior to its amendment) had he remained as President of the Company for the entire year. Mr. Scarborough began serving as the Company's President on October 1, 1996. Because he did not serve in this position the entire year, the Compensation Committee determined that Mr. Scarborough was not entitled to participate in the Amended Bonus Plan in 1996. In lieu of participation in the Amended Bonus Plan in 1996, and based on his performance as the Company's Executive Vice President and President during 1996, the Compensation Committee awarded Mr. Scarborough a bonus of 3 percent of the Company's homebuilding and corporate pretax operating results, which amounted to $364,344. The Amended Bonus Plan excludes the position of Vice President-Finance. Due to his recent promotion to this position, the Compensation Committee prefers to award a discretionary bonus to Mr. Parnes. Mr. Parnes received a discretionary bonus of $60,000 for 1996.

STOCK OPTION PLANS

  The Company does not offer a long-term cash incentive plan. To reward executives on a long-term basis, stock options have been granted to provide an important part of the equity link to shareholders. Options are granted at the market value of the Company's stock on the date of grant and only have value if the Company's stock price rises.

  Mr. Svendsen has never been granted options under any of the Company's stock option plans. Mr. Scarborough was granted 200,000 stock options in April 1996 and 80,000 stock options in December 1996. Both grants had an exercise price equal to the closing market price on the dates of the grants. Mr. Parnes was granted 15,000 stock options in December 1996 at an exercise price equal to the closing market price on the date of the grant.

                            COMPENSATION COMMITTEE
                             William H. Langenberg
                                 James L. Doti
                               Keith D. Koeller

March 6, 1997

                              COMPANY PERFORMANCE

  The following graph shows a five-year comparison of cumulative total returns to stockholders for the Company, the Standard & Poor's 500 Composite Stock Index and the Dow Jones Industry Group--Home Construction.

        COMPARISON OF FIVE YEAR CUMULATIVE TOTAL STOCKHOLDERS' RETURN
   AMONG STANDARD PACIFIC CORP., STANDARD & POOR'S 500 COMPOSITE STOCK INDEX
             AND DOW JONES INDUSTRY GROUP-HOME CONSTRUCTION INDEX*

     Assumes $100 invested on December 31, 1991 in Standard Pacific Corp.
             Common Stock, the S&P 500 Composite Index and the Dow
                 Jones Industry Group-Home Construction Index

                                            S&P 500       DOW JONES INDUSTRY
Measurement Period           STANDARD       COMPOSITE     GROUP-HOME
(Fiscal Year Covered)        PACIFIC CORP   INDEX         CONSTRUCTION INDEX
-------------------          ------------   ---------     ------------------
Measurement Pt-  1991        $100           $100          $100
FYE   1992                   $65            $134          $108
FYE   1993                   $106           $174          $119
FYE   1994                   $62            $120          $120
FYE   1995                   $63            $169          $169
FYE   1996                   $61            $171          $203

--------
* Cumulative total stockholders' return assumes dividend reinvestment.

  The above graph is based upon Common Stock and index prices calculated as of December 31 for each of the last five fiscal year-end periods. The Company's December 31, 1996 closing Common Stock price was $5.75 per share. As of March 12, 1997 the Company's Common Stock closed at $8.00 per share. The stock price performance of Standard Pacific Corp. Common Stock depicted in the graph above represents past performance only and is not indicative of future performance.

                        INFORMATION CONCERNING AUDITORS

  Arthur Andersen LLP., Independent Public Accountants have been the auditors for the financial statements of the Company for each year since the year ended December 31, 1968. A meeting of the Audit Committee will be held during the year, at which time a recommendation will be made as to the selection of the Company's auditors for the current fiscal year. Representatives of Arthur Andersen LLP will be present at the 1997 Annual Meeting and they will be given an opportunity to make a statement if they desire to do so and will be available to respond to any appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS
                  FOR THE 1998 ANNUAL MEETING OF STOCKHOLDERS

  Any eligible stockholder of the Company wishing to have a proposal considered for inclusion in the Company's 1998 proxy solicitation materials must set forth such proposal in writing and file it with the Secretary of the Company on or before December 5, 1997. The Board of Directors of the Company will review new proposals from eligible stockholders which it receives by that date and will determine whether such proposals will be included in its 1998 proxy solicitation materials. A stockholder is eligible to present proposals if he or she is the record or beneficial owner of at least one percent or $1,000 in market value of securities entitled to be voted at the 1998 Annual Meeting and have held such securities for at least one year, and he or she continues to own such securities through the date on which the meeting is held.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The following reports required under Section 16(a) of the Securities Exchange Act of 1934, during or with respect to the fiscal year ended December 31, 1996, were not filed on a timely basis: a Form 4 reporting the grant on December 17, 1996 of 80,000 stock options to Stephen J. Scarborough; a Form 4 reporting the grant on December 17, 1996 of 15,000 stock options to Andrew H. Parnes; and a Form 3 for Mr. Parnes required upon his appointment as Chief Financial Officer reflecting his statement of beneficial ownership of the Company's securities.

                            FORM 10-K ANNUAL REPORT

  Additionally, along with this proxy statement, the Company has provided each stockholder entitled to vote, a copy of its Summary Annual Report and Annual Report on Form 10-K for the year ended December 31, 1996 without the exhibits thereto. The Company will provide, without charge, a copy of its 1996 Form 10-K, or a copy of the exhibits to its 1996 Form 10-K, upon the written request of any such stockholder. Requests should be directed to Suzanne C. Himes, Secretary, Standard Pacific Corp., 1565 West MacArthur Boulevard, Costa Mesa, California 92626.

                                 OTHER MATTERS

  At the time of the preparation of this Proxy Statement, the Board of Directors of the Company was not aware of any other matters which would be presented for action at the Annual Meeting. Should any other matters properly come before the meeting, action may be taken thereon pursuant to the proxies in the form enclosed, which confer discretionary authority on the persons named therein or their substitutes with respect to such matters.

                                          By Order of the Board of Directors

                                          Suzanne C. Himes
                                          Corporate Secretary

Costa Mesa, California
March 28, 1997

                                    ANNEX A

                            STANDARD PACIFIC CORP.

                           1997 STOCK INCENTIVE PLAN

Section 1. Purpose of Plan

  The purpose of this 1997 Stock Incentive Plan ("Plan") of Standard Pacific Corp., a Delaware corporation (the "Company"), is to enable the Company and its subsidiaries to attract, retain and motivate their employees and nonemployee directors by providing for or increasing the proprietary interests of such employees and nonemployee directors in the Company.

Section 2. Persons Eligible under Plan

  Any person who is an employee of the Company or any of its subsidiaries, and any Director of the Company whether or not an employee of the Company (each, a "Participant"), shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder.

Section 3. Awards

  (a) The Administrator (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that by its terms, involves or might involve the issuance of (i) shares of common stock, par value $.01 per share, of the Company ("Common Shares"), (ii) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to the Common Shares, or (iii) any other security or benefit with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the "grant" of an "Award." The Administrator may authorize an officer or officers to execute any or all agreements memorializing any grant of an Award by the Administrator under this Plan.

  (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

  (c) Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Administrator, including, without limitation, services rendered by the recipient of such Award.

  (d) Subject to the provisions of this Plan, the Administrator, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

    (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

      (A) the delivery of previously owned shares of capital stock of the Company (including "pyramiding") or other property,

      (B) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award, or

      (C) the delivery of a promissory note, the terms and conditions of which shall be determined by the Committee;

    (ii) a provision accelerating the receipt of benefits pursuant to such Award upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof; or

    (iii) a provision required in order for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an "Incentive Stock Option").

Section 4. Stock Subject to Plan

  (a) The maximum number of Common Shares that may be issued pursuant to Incentive Stock Options granted under this Plan is two million (2,000,000), subject to adjustment as provided in Section 7 hereof.

  (b) The aggregate number of Common Shares subject to Awards granted during any calendar year to any one Participant (including the number of shares involved in Awards having a value derived from the value of Common Shares) shall not exceed 400,000; provided, however, that the limitations set forth in this Section 4(b) shall not apply if such provision is not required in order for Awards to qualify as "Performance Based Compensation" under Section 162(m) of the Internal Revenue Code. Further, such aggregate number of shares shall be subject to adjustment under Section 7 hereof only to the extent permitted by Section 162(m) of the Internal Revenue Code.

  (c) The maximum number of Common Shares that may be issued pursuant to all Awards (including Incentive Stock Options) granted under this Plan, other than Common Shares that are issued pursuant to Awards and subsequently reacquired by the Company pursuant to the terms and conditions of such Awards, is two million (2,000,000), subject to adjustment as provided in Section 7 hereof (such maximum number, as so adjusted, shall be referred to herein as the "Share Limitation").

  (d) No Award may be granted under this Plan unless, on the date of grant, the sum of (i) the maximum number of Common Shares issuable at any time pursuant to such Award, plus (ii) the number of Common Shares that have previously been issued pursuant to Awards granted under this Plan, other than Common Shares that have been issued pursuant to Awards and subsequently reacquired by the Company pursuant to the terms and conditions of such Awards, plus (iii) the maximum number of Common Shares that may be issued at any time after such date of grant pursuant to Awards that are outstanding on such date, does not exceed the Share Limitation.

Section 5. Duration of Plan

  No awards shall be granted under this Plan after March 6, 2007. Although Common Shares may be issued after March 6, 2007 pursuant to Awards granted prior to such date, no Common Shares shall be issued under this Plan after March 6, 2017.

Section 6. Administration of Plan

  (a) This Plan shall be administered, at the election of the Board of Directors of the Company (the "Board"), by either (i) the Board or (ii) a committee (the "Committee") of the Board consisting of two or more directors, each of whom: (A) is a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such Rule may be amended from time to time, and (B) is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code, as such code provision is amended from time to time. The Board or, if the Board authorizes the

Committee to act as the administrator of the Plan hereunder, the Committee, is sometimes referred to herein as the "Administrator."

  (b) Subject to the provisions of this Plan, the Administrator shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

    (i) adopt, amend and rescind rules and regulations relating to this Plan;

    (ii) determine which persons meet the requirements of Section 2 hereof for eligibility under this Plan and to which of such eligible persons, if any, Awards shall be granted hereunder;

    (iii) grant Awards to eligible persons and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

    (iv) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof; and

    (v) interpret and construe this Plan and the terms and conditions of any Award granted hereunder.

Section 7. Adjustments

  If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Administrator shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan and (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan.

Section 8. Amendment and Termination of Plan

  The Board may amend or terminate this Plan at any time and in any manner; provided, however, that no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

Section 9. Effective Date of Plan

  This Plan shall be effective as of March 6, 1997, the date upon which it was approved by the Board; provided, however, that no Common Shares may be issued under this Plan until it has been approved, directly or indirectly, by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware.

                     THE ANNUAL MEETING OF STOCKHOLDERS OF

                            STANDARD PACIFIC CORP.

                              WILL BE HELD AT THE
                             IRVINE MARRIOTT HOTEL
                            18000 VON KARMAN AVENUE
                              IRVINE, CALIFORNIA

                                      ON

                                 MAY 13, 1997
                            10:30 A.M., LOCAL TIME

FROM LOS ANGELES: Take 405 South exit on Jamboree, turn right. Stay in right hand lane, turn right on Michelson and right on Von Karman. Irvine Marriott Hotel is on right hand side of street.

FROM SAN DIEGO: Take 5 North to 405 North exit on Jamboree, turn left and get in right hand lane. Turn right on Michelson and right on Von Karman. Irvine Marriott Hotel is on right hand side of street.

FROM JOHN WAYNE AIRPORT: Upon exiting the airport, cross MacArthur Blvd. and continue straight on Michelson. Turn left on Von Karman. Irvine Marriott Hotel is on right hand side of street.
                                     LOGO

-------------------------------------------------------------------------------


                            STANDARD PACIFIC CORP.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF THE COMPANY FOR THE ANNUAL MEETING MAY 13, 1997


The undesigned, a stockholder of STANDARD PACIFIC CORP., a Delaware corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and the Annual Report to Stockholders for the year ended December 31, 1996; and, revoking any proxy previously given, hereby constitutes and appoints Arthur E. Svendsen, Stephen J. Scarborough and Andrew H. Parnes, and each of them, his, her or its true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Irvine Marriott Hotel, 18000 Von Karman, Irvine, California, on Tuesday, May 13, 1997 at 10:30 A.M., local time, and at any postponement or adjournment thereof, on all matters coming before said meeting.

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

See back page of the Proxy Statement for a map to the Irvine Marriott Hotel.

-------------------------------------------------------------------------------
                          -- FOLD AND DETACH HERE --

--------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR Items 1, 2 and 3.    Please   [X]
                                                                  mark your
                                                                  votes as
                                                                  indicated in
                                                                  this example
1. Election of Three Directors.
   FOR all nominees      WITHHOLD       NOMINEES: Ronald R. Foell, Robert J. St.
   listed to the right   AUTHORITY                Lawrence, Donald H. Spengler
   (except as marked    to vote for
   to the contrary)    all nominees     Authority to vote any nominee named
                       as listed to     may be withheld by lining through that
                         the right      nominee's name.
       [_]                  [_]                   I WILL ATTEND THE MEETING [_]

2. Approval of the Company's 1997 Stock  3. Approval of the Company's Amended
   Incentive Plan.                          Management Incentive Bonus Plan.

     FOR       AGAINST       ABSTAIN         FOR       AGAINST       ABSTAIN
     [_]         [_]           [_]           [_]         [_]           [_]

4. In their discretion, to transact such other business as may properly come before the meeting.

This proxy will be voted as specified and, unless otherwise specified, this proxy will be voted FOR the election of directors, FOR the approval of the Company's 1997 Stock Incentive Plan and FOR the approval of the Company's Amended Management Incentive Bonus Plan.

This proxy must be signed exactly as name appears hereon. Executors, administrators, trustees, etc. should give their full title, as such. If the stockholder is a corporation, a duly authorized officer, should sign on behalf of the corporation and should indicate his or her title.

                                                    Dated:                , 1997
                                                          ----------------

                                                    ----------------------------
                                                    Signature

                                                    ----------------------------
                                                    Signature


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